Exhibit 10.2
PNM RESOURCES, INC.
2012 LONG-TERM INCENTIVE PLAN
Introduction

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The 2012 Long-Term Incentive Plan (the “Plan” or the “2012 Plan”) provides eligible officers of PNM Resources, Inc. (the “Company”) with the opportunity to earn Performance Share Awards (70% of the total opportunity) and time-vested Restricted Stock Rights Awards (30% of the total opportunity).

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The number of Performance Shares earned by an officer for the Performance Period (as described below) will depend on the officer's position (e.g., CEO, EVP, SVP or VP) and base salary and the Company's level of attainment of a Relative TSR Goal and an FFO/Debt Ratio Goal, as described below.

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The number of time-vested Restricted Stock Rights granted to an officer at the end of each Performance Period will depend on the officer's position, the officer's base salary and the discretion of the Company's Compensation and Human Resources Committee (the “Committee”).

Performance Periods

•	The Performance Period began on January 1, 2012 and will end on December 31, 2014.
Performance Goals

•	The number of Performance Shares that an officer will receive for the Performance Period will depend on the Company's level of attainment of a Relative TSR Goal and a FFO/Debt Ratio Goal.

•	These Goals and the corresponding Awards are described in the Performance Goal Table (Attachment A).
Performance Share Award Opportunities

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The Company's level of attainment (Threshold, Target or Maximum) of the Relative TSR and FFO/Debt Ratio Goals determines the level (Threshold, Target or Maximum) of the officer's Performance Share Awards.

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An officer's Performance Share Award opportunities also will vary depending on the officer's position and the officer's base salary, all as determined in accordance with the Performance Share Award Opportunity Table (Attachment B).

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For purposes of determining the number of Performance Shares to which an officer is entitled at any particular Award Level, the value of one Performance Share shall be equal to the Fair Market Value of one share of the Company's Stock on the relevant Grant Date and the officer's base salary shall equal the officer's base salary as of the first day of the Performance Period.

Time-Vested Restricted Stock Rights Award Opportunities

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At the end of the Performance Period (generally between the next following January 1 and March 15), the Committee will consider whether to grant time-vested Restricted Stock Rights Awards to the participating officers.

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If the Committee, with the approval of the Company's Board of Directors (the “Board”), decides to make a time-vested Restricted Stock Rights Award to a particular officer, it must adopt a written resolution to that effect. In the resolution, the Committee will establish the Grant Date for the Awards.

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An officer's time-vested Restricted Stock Rights Award opportunity will vary depending on the officer's position and the officer's base salary, all as determined in accordance with the attached Time-Vested RSR Award Opportunity Table (Attachment C). The Committee reserves the discretion to grant an Award that is less than the opportunity set forth in the Table or to grant no time-vested Restricted Stock Rights Award to a particular officer.

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For purposes of determining the number of RSRs to which an officer will be entitled, the value of one RSR shall be equal to the Fair Market Value of one share of the Company's Stock on the Grant Date specified in the Committee's resolution and the officer's base salary shall equal the officer's base salary on the Grant Date.

Other Provisions

•	Only Company officers who have a salary grade of H18 or higher will receive Awards.

•	All of the Awards will be made pursuant to the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan (the “PEP”).

•	All of the Awards will be subject to the standard Terms and Conditions attached hereto as Attachment D.

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The Grant Date for the Performance Share Awards is March 5, 2012, [the first trading day after expiration of the current black-out period, as determined in accordance with the Company's Equity Compensation Awards Policy.]

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A pro rated Performance Share Award will be provided to an officer who Separates from Service in the second half of the Performance Period (in other words, between July 1, 2013 and December 31, 2014) due to death, Disability, Retirement or Impaction. A pro rated Award will not be paid to an officer who Separates from Service for any of these reasons during the first half of the Performance Period or to an officer who Separates from Service for any other reason prior to the last day of the Performance Period.

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The pro rated Award will be calculated at the end of the Performance Period based on actual performance during the Performance Period. The proration will be made based on the number of full months of service completed by the officer during the Performance Period, using the proration rules described in Section 13.1(a)(iv)(2) of the PEP. The pro rated Award then will be paid at the same time as Awards are paid to other participants in the Plan.

•	If an individual becomes an officer during a Performance Period, the Committee may grant a pro rata Award to the new officer on such terms and conditions as the Committee deems to be appropriate.

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All Performance Share Awards payable to officers who are Covered Employees for the Company's tax year that coincides with the end of the Performance Period are intended to qualify as Performance-Based Awards granted pursuant to Section 12 of the PEP. As a result, all such Awards are subject to the requirements of Section 12 of the PEP.

By signing below, the undersigned officer of PNM Resources, Inc. hereby certifies that the PNM Resources, Inc. 2012 Long-Term Incentive Plan, as set forth above, was approved by the Compensation and Human Resources Committee of the Board of Directors of PNM Resources, Inc. at its meeting on February 27, 2012.

/s/ Patrick V. Apodaca
Patrick V. Apodaca
SVP and General Counsel

Dated: March 28, 2012

ATTACHMENT A
Performance Goal Table

Goal	Threshold Level[1]	Target Level	Maximum Level[2]
Relative TSR[3]
                                                                                                  If the Company's Relative TSR for the Performance Period places it in the Threshold, Target or Maximum Level range shown to the right, the Officer will be entitled to receive 60% of the Threshold, Target or Maximum Award as determined in accordance with the Award Opportunity Table.
	Greater than the 35th percentile but not greater than the 50th percentile.	Greater than the 50th percentile but not greater than the 95th percentile.	Greater than the 95th percentile.
FFO/Debt Ratio[4]
                                                               If the Company's FFO/Debt Ratio on the last day of the Performance Period places it in the Threshold, Target or Maximum Level range for the Performance Period, the officer will be entitled to receive 40% of the Threshold, Target or Maximum Award as determined in accordance with the Award Opportunity Table.
	At least 16% but less than 16.6%	At least 16.6% but less than 18%	At least 18%
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1 If the Company's Relative TSR or FFO/Debt Ratio falls between two Award levels (e.g., the Threshold Level and the Target Level shown in the Performance Goal Table), the number of Performance Shares and the amount of the Performance Cash to which an Officer is entitled will be interpolated between the two Award levels in accordance with uniform procedures prescribed by the Committee.
2 In no event will an Officer receive more than the Maximum Award for an Officer of his or her level as listed in the Award Opportunity Table.
3 The “Relative TSR” Goal refers to the Company's “Total Shareholder Return” for the Performance Period (expressed as a percentage of the “Beginning Stock Price,” as defined below) as compared to the “Total Shareholder Return” of the other utilities included in the S & P 400 Mid-Cap Utility Index. For this purpose, the Total Shareholder Return of the Company and the other utilities included in the Index will be determined by adding any dividends paid by the Company (or such other utilities) to the appreciation in the value of the Company's Stock (or the other utilities' common stock). The appreciation shall be measured by comparing the “Beginning Stock Price” and “Ending Stock Price.” The “Beginning Stock Price” is the average closing price of the Company's Stock (or the common stock of the other utilities) on the 20 trading days immediately preceding the first day of the Performance Period. The “Ending Stock Price” is the average closing price of the Company's Stock (or the common stock of the other utilities) on the last 20 trading days of the Performance Period.
4 Equals PNMR's funds from operations for the fiscal year ending December 31, 2014, divided by PNMR's total debt outstanding (including any long-term leases and unfunded pension plan obligations) as of December 31, 2014.  Funds from operations are equal to the amount of PNMR's net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) as reported in the Company's Form 10-K for PNM Resources adjusted by the following items:  (1) adding amounts received by PNMR as principal payments on the Palo Verde lessor notes, (2) including amounts attributable to principal payments on imputed debt from long-term leases, (3) excluding changes in PNMR's working capital, including bad debt expense, (4) excluding the impacts of the Valencia Energy Facility consolidation, (5) subtracting the amount of capitalized interest, and (6) excluding any contributions to the PNM or TNMP qualified pension plans.  The calculation is consistent with Moody's calculation of FFO/Debt.

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ATTACHMENT B
Performance Share Award Opportunity Table

Officer Level	Threshold Award	Target Award	Maximum Award
CEO	Performance Shares = 70% of base salary	Performance Shares = 140 % of base salary	Performance Shares = 280 % of base salary
EVP	Performance Shares = 35% of base salary	Performance Shares = 70% of base salary	Performance Shares = 140% of base salary
SVP (other than SVP for Public Policy)	Performance Shares = 29.75% of base salary	Performance Shares = 59.5% of base salary	Performance Shares = 119% of base salary
SVP for Public Policy	Performance Shares = 26.25% of base salary	Performance Shares = 52.5% of base salary	Performance Shares = 105% of base salary
VP	Performance Shares = 15.75% of base salary	Performance Shares = 31.5% of base salary	Performance Shares = 63% of base salary

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ATTACHMENT C
Time-Vested RSR Award Opportunity Table

Officer Level	Award
CEO	RSRs = 60% of base salary
EVP	RSRs = 30% of base salary
SVP (other than SVP for Public Policy)	RSRs = 25.5% of base salary
SVP for Public Policy	RSRs = 22.5% of base salary
VP	RSRs = 13.5% of base salary

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ATTACHMENT D
2012 LONG-TERM INCENTIVE PLAN
TERMS AND CONDITIONS

PNM Resources, Inc. (the “Company”) has adopted the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan (the “PEP”). Pursuant to the PEP, the Company's Compensation and Human Resources Committee (the “Committee”) has developed the PNM Resources, Inc. 2012 Long-Term Incentive Plan (the “Plan” or the “2012 Plan”) pursuant to which eligible officers may receive Performance Share Awards and time-vested Restricted Stock Rights Awards.
All of the Awards granted under the 2012 Plan are made pursuant to the PEP and are subject to the provisions of the PEP. In addition, all of the Awards under the 2012 Plan are made subject to these Terms and Conditions. All of the terms of the PEP are incorporated into this document by reference. Capitalized terms used in but not otherwise defined in this document shall have the meanings given to them in the PEP.
1.    Performance Share Awards.
(a)    Determination of Relative TSR and FFO/Debt Ratio. The Committee will determine the Relative TSR and FFO/Debt Ratio for the Performance Period and the officer's corresponding Performance Share Award, if any, within 60 days following the end of the Performance Period. The Committee then will certify and submit its determinations with respect to the Relative TSR and FFO/Debt Ratio and the number of Performance Shares to which an officer is entitled to the Board of Directors for review and approval. The Performance Shares to which an officer is entitled shall become payable at the times described below.
(b)    Separation from Service; Forfeiture. Unless an officer qualifies for a pro rated Award as a result of the officer's Separation from Service during the second half of the Performance Period due to death, Disability, Retirement, or Impaction, as described in the Plan, the officer's Award will be forfeited upon the officer's Separation from Service prior to the end of the Performance Period. If the Company terminates an officer's employment for Cause during or following the expiration of the Performance Period, all vested and unvested Performance Shares shall be canceled and forfeited immediately, regardless of whether the officer elects Retirement.
(c)    Form and Timing of Delivery of Stock. All of the Performance Shares awarded and vested pursuant to the Plan will be paid in Stock within the first 90 days of the calendar year following the end of the Performance Period. The Performance Shares granted under this Plan are subject to the requirements of Section 409A of the Code. Accordingly, the restrictions described in Section 20.3 of the PEP apply to the Performance Shares.
2.    Time-Vested Restricted Stock Rights Awards.
(a)    Vesting.
(1)    Except as set forth below, the time-vested Restricted Stock Rights shall vest in the following manner: (i) 33% of the time-vested Restricted Stock Rights will vest

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on the first anniversary of the Grant Date; (ii) an additional 34% of the time-vested Restricted Stock Rights will vest on the second anniversary of the Grant Date; and (iii) the final 33% of the time-vested Restricted Stock Rights will vest on the third anniversary of the Grant Date.
(2)    Upon an officer's involuntary or voluntary Separation from Service for any reason other than those set forth in Section 2(a)(3), the time-vested Restricted Stock Rights, if not previously vested, shall be canceled and forfeited immediately.
(3)    Upon an officer's Separation from Service due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, any unvested time-vested Restricted Stock Rights shall become 100% vested in accordance with the applicable provisions of the PEP.
(b)    Form and Timing of Delivery of Certificate. All of the time-vested Restricted Stock Rights awarded pursuant to this Plan will be paid in Stock in accordance with the following provisions:
(1)    If any time-vested Restricted Stock Rights vest in accordance with Section 2(a)(1), the officer will receive the Stock payable with respect to such vested Restricted Stock Rights within 90 days following the dates on which the Restricted Stock Rights vest.
(2)    If any time-vested Restricted Stock Rights vest in accordance with Section 2(a)(3), the officer will receive the Stock payable with respect to such Restricted Stock Rights within 90 days following the date of the officer's Separation from Service.
(3)    If the 90‑day period during which payments may be made pursuant to Section 2(a)(1) or (3) begins in one calendar year and ends in another, the officer will receive the Stock in the second calendar year.
(4)    All Stock will be awarded in accordance with the requirements of Section 409A of the Code and Section 20.3 of the PEP.
3.    Adjustments. Neither the existence of the Plan nor the Awards shall affect, in any way, the right or power of the Company to make or authorize: any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business; or any merger or consolidation of the Company; or any corporate act or proceeding, whether of a similar character or otherwise; all of which, and the resulting adjustments in, or impact on, the Awards are more fully described in Section 5.3 of the PEP.
4.    Dividend Equivalents. An officer will not be entitled to receive a dividend equivalent for any of the Performance Shares or time-vested Restricted Stock Rights granted under the Plan.
5.    Status of Plan and Administration. The Plan and these Terms and Conditions shall at all times be subject to the terms and conditions of the PEP and shall in all respects be administered by the Committee in accordance with the terms of and as provided in the PEP. The Committee shall have the sole and complete discretion with respect to the interpretation of the Plan, these Terms and Conditions and the PEP, and all matters reserved to it by the PEP. The

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decisions of the majority of the Committee shall be final and binding upon an officer and the Company. In the event of any conflict between the terms and conditions of the Plan or these Terms and Conditions and the PEP, the provisions of the PEP shall control.
6.    Waiver and Modification. The provisions of the Plan and these Terms and Conditions may not be waived or modified unless such waiver or modification is in writing signed by an authorized representative of the Committee.
7.    Amendment or Suspension. The Committee, in its sole discretion, reserves the right to adjust, amend or suspend the Plan and these Terms and Conditions during the Performance Period except as otherwise provided in the PEP.

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